SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Co-Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Strategic Fund-C, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THE PROCTER & GAMBLE COMPANY

2017 ANNUAL MEETING OF SHAREHOLDERS

Scheduled for October 10, 2017

Dear Fellow Shareholder:

Please accept our thanks for sending in your White Proxy Card.

To avoid any possible dispute as to the validity of your proxy for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed additional White Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience or otherwise vote today by telephone or Internet as described on the enclosed White Proxy Card. This White Proxy Card will automatically revoke any previously granted proxy when it is returned.

☐	Your previous White Proxy Card was unsigned. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign the enclosed White Proxy Card and give your full title as such, or vote today by telephone or Internet.)
☐	Your previous White Proxy Card was undated. (Please date, sign and return the enclosed White Proxy Card in the enclosed envelope, or vote today by telephone or Internet.)
☐	Your previous White Proxy Card omitted your title or authority. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign the enclosed White Proxy Card and give your full title as such, or vote today by telephone or Internet.)
☐	Your previous White Proxy Card, as signed, did not conform to the name shown on the proxy. (Please date and sign the enclosed White Proxy Card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity. If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate his/her capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age. Alternatively, vote today by telephone or Internet.)
☐	Your previous White Proxy Card was not signed by all joint owners. (If shares are registered in the name of more than one person, each such person should sign the enclosed White Proxy Card. If a joint tenant is deceased, please indicate that you are the surviving joint owner. Alternatively, vote today by telephone or Internet.)
☐	Your previous White proxy, as marked, did not clearly specify your instructions. (Please sign, date and clearly mark your White Proxy Card, or vote today by telephone or Internet).
☐	Other

Since time is of the essence, we encourage you to vote your shares by telephone or Internet by following the simple instructions on the enclosed White Proxy Card. Otherwise, we would greatly appreciate your signing, dating and returning the enclosed White Proxy Card as soon as possible in the envelope provided. If you have any questions, please call Innisfree M&A Incorporated, the firm assisting us, toll-free at (877) 750-8338. Once again, we greatly appreciate your support.

Sincerely,

The Trian Group